SIXTH AMENDMENT TO LEASE
Sixth Amendment dated as of March 29, 1999 to Lease Agreement ("Lease") between Vestar California XXIII, L.L.C., an ,Arizona limited liability company, as Assignee from DP Partnership ("Landlord") and Cabrillo Lanes, Inc., a New York corporation, dba the Grove Bowling Center ("Tenant").

                                    RECITALS:

A. Landlord and Tenant have previously entered into the Lease, as amended by a First Amendment dated as of November 1, 1996 ("First Amendment"), Second Amendment dated November 28, 1998 ("Second Amendment"), Third Amendment dated December 18, 1998 ("Third Amendment"), Fourth Amendment dated January 19, 1999 ("Fourth Amendment") and Fifth Amendment dated February 23, 1999 ("Fifth Amendment").
B. Tenant has requested a postponement of the three payments of deferred rent due to Landlord per paragraph 3.A of the First Amendment until fifteen (15) days after written notification and Landlord is agreeable to such extension on the following terms:

NOW, THEREFORE, Landlord and Tenant agree to amend the Lease as follows pursuant to this Sixth Amendment ("Sixth Amendment"):

                                   AGREEMENTS:

 1. Paragraph 5.2(b) of the Lease is amended to extend the one-third (1/3) payments of Deferred Rent due on November 28, 1998, December 31, 1998 and January 31, 1999 to the date which is fifteen (15) days after facsimile notification to Tenant (Facsimile No. (619) 587-0425) demanding payment of such Deferred Rent within fifteen (15) days.
 2. This Sixth Amendment may be executed by facsimile counterpart signatures.
3. Except as set forth in this Sixth Amendment, the Lease remains in full force and effect. Tenant hereby reaffirms all agreements, covenants and promises set forth in the Lease. All references in the Lease to "this Lease" shall be deemed references to the Lease as modified by this Sixth Amendment.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date and year first herein above set forth.

LANDLORD:
VESTAR CALIFORNIA XXIII, L.L.C., an Arizona limited liability company

By: Kuhle Investments Limited Partnership, an
   Arizona limited partnership Its: Managing Member

        By: Kuhle Corporation,
              an Arizona corporation Its:
        General Partner
               By:________________________
               Its: President

 TENANT:
CABRILLO LANES, INC., a New York corporation
 By: /S/ HAROLD S. ELKAN
 Name: Harold S. Elkan, President

By its signature below, Sports Arena, Inc, hereby (i) expressly consents to, acknowledges and joins in terms of the Fourth Amendment to Lease between Vestar California XXIII, L.L.C. ("Landlord") and Cabrillo Lanes, Inc. (a wholly owned company of Sports Arena, Inc.); and (ii) makes, adopts and reaffirms for the benefit of Landlord each of its covenants, obligations and agreements made in that certain Guaranty of Lease dated January 3, 1994, as if it expressly made each such covenant, obligation and agreement in this Sixth Amendment.

 SPORTS ARENAS, INC.
 By: /S/ Harold S. Elkan
 Name: Harold S. Elkan
 Its: President